                                                                    EXHIBIT 11.1


              BILLING INFORMATION CONCEPTS CORP. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED  SIX MONTHS ENDED
                                                                              MARCH 31, 1997     MARCH 31, 1997
                                                                              --------------     --------------
PRIMARY EARNINGS PER SHARE CALCULATION:
Net income applicable to common stock .......................................    $ 5,157            $10,068
                                                                                 =======            =======


Shares:
 Weighted average number of shares of common stock outstanding ..............     15,247             15,173
 Weighted average common stock equivalents applicable to stock options and
     warrants ...............................................................        997              1,047
                                                                                 -------            -------


 Weighted average shares used for computation ...............................     16,244             16,220
                                                                                 =======            =======


 Net income per common share ................................................    $  0.32            $  0.62


FULLY DILUTED EARNINGS PER SHARE CALCULATION:
Net income applicable to common stock .......................................    $ 5,157            $10,068


Shares:
 Weighted average number of shares of common stock outstanding ..............     15,247             15,173
 Weighted average common stock equivalents applicable to stock options and
     warrants ...............................................................        997              1,047
                                                                                 -------            -------


 Weighted average shares used for computation ...............................     16,244             16,220
                                                                                 =======            =======


 Net income per common share (a) ............................................    $  0.32            $  0.62

Note: Earnings per common share is presented above for the three and six months ended March 31, 1997 only as Billing Information Concepts Corp. had no publicly held common shares outstanding prior to August 2, 1996.

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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